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                                                                    EXHIBIT 10.4

                        AMENDMENT TO SERVICE AGREEMENT

     THIS AMENDMENT ("Amendment") is entered into this 15th day of December 1997, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and ATLANTA GAS LIGHT COMPANY, hereinafter referred to as "Buyer", second party.

                                  WITNESSETH:

     WHEREAS, Seller and Buyer entered into that certain Service Agreement, dated August 16, 1974, under Seller's Rate Schedule LG-A ("Service Agreement") pursuant to which Seller provides liquefied natural gas storage service for Buyer up to a total volume of 207,610 Mcf of natural gas which is Buyer's Liquefaction Capacity Volume; and

     WHEREAS, Seller and Buyer now desire to renew and extend the primary term of the Service Agreement.

     NOW THEREFORE, Seller and Buyer hereby agree to renew and amend the Service Agreement as follows.

1. Article IV of the Service Agreement is hereby deleted in its entirety and replaced by the following:

                                  "ARTICLE IV
                               TERM OF AGREEMENT

     This agreement shall be effective as of November 1, 1974 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time October 31, 2002/1/, and thereafter until terminated by Seller or Buyer upon at least one hundred eighty (180) days prior written notice and subject to the receipt of necessary authorizations; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate creditworthiness, and
     (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff."

2. As herein amended, the Service Agreement is hereby renewed in full force and effect pursuant to the terms thereof.

3.   This Amendment shall be effective as of the date first above written.

_________________

     /1/The parties hereto mutually acknowledge that the term of this agreement is the result of a negotiated compromise between Buyer and Seller and shall not be relied upon by either party as precedent for any future contract term negotiation for this or any other service provided by Seller. Further, the term of this agreement shall not be raised by either party in any proceeding before the FERC as having established any precedent whatsoever to the length of contract terms.


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LG-A Amendment
Page 2


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or representatives thereunto duly authorized.


TRANSCONTINENTAL GAS PIPE                         ATLANTA GAS LIGHT COMPANY
LINE CORPORATION ("Seller")                       ("Buyer")


By  /s/ Frank J. Ferazzi                          By
  -------------------------                         -------------------------

  Frank J. Ferazzi
  Vice President                                  Title______________________
  Customer Service